Exhibit 99.1

Pulse Evolution Group Launches Asia Capital Campaign with

Lead Investment from Tsang’s Group of Hong Kong

New York, NY, March 27, 2019 – Pulse Evolution Group, Inc. (OTCQB: DGLF), a leading developer of hyper-realistic digital humans for entertainment, mixed reality and artificial intelligence, today announced the launch of its Asia equity capital campaign with a $1 million lead investment from Tsang’s Group of Hong Kong.

Tsang’s Group and its investors have acquired 88,636 shares of common shares of Pulse Evolution Group at a purchase price of $11.28 per share. The Company has also granted to Tsang’s Group and its investors warrants to acquire an additional 200,000 common shares, subject to exercise prices of between $11.00 and $13.50 per share, or $11.31 on a weighted average basis, payable in cash at any time prior to March 31, 2020.

“We are delighted to have the support of Patrick Tsang and the team at Tsang’s Group as we look to accelerate our business development and capital efforts in Asia,” commented John Textor, CEO of Pulse Evolution Group, “Consumers in Asia have been among the first to embrace the emerging business of digital humans, and it is certainly helpful to have the strategic relationships of Tsang’s Group in line to support our expansion.”

Tsang’s Group Chairman, Patrick Tsang, also commented: “We are extremely pleased to have made a strategic investment into Pulse Evolution Group. We have been researching the Pulse Group and discussing opportunities with John, the board and shareholders for some time now. As a Hong Kong family office with global investments, and entrepreneurial know-how, we expect to bring tremendous value to the Pulse Group business and help to maximize shareholder value in the capital markets. Our goal is to bring the technology to Asia, utilize our China, Asia and global relationships, and turn Pulse into a household name in Asia, with true global impact.”

About Tsang’s Group

Tsang’s Group is a China-Focused Family Office headquartered in Hong Kong, with offices in London and Shenzhen, investing globally in sector and location agnostic investments and special situation opportunities. Chairman Patrick Tsang is a seasoned investor and has worked on numerous IPO and M&A transactions. A qualified solicitor in England, Wales and Hong Kong, Mr. Tsang was awarded China Economic Person of the Year during the China Economic Development Forum in 2014.

Tsang’s Group also provides strategic advisory to clients by acting as a bridge between China and rest of the world, by helping Chinese companies acquire companies overseas and helping overseas companies navigate in China. With a Chinese heritage, Tsang’s Group plans long-term, while also using Western methods, modern financial and legal structuring, to execute on business and investment opportunities. Tsang’s Group regularly exits opportunities via IPOs and trade sales.

About Pulse Evolution Group, Inc.

New Website: http://www.PulseEvolution.com

Pulse Evolution Group, Inc. (OTCQB:DGLF), including its consolidated subsidiaries, is a globally recognized, market leading developer of hyper-realistic digital humans – computer generated assets that can be distributed across the full spectrum of traditional media and emerging display technologies, including live entertainment, virtual reality, augmented reality, mobile, interactive and artificial intelligence applications. In August 2018, the Company acquired Evolution AI Corporation, a developer of digital humans as an ‘inter-Face’ of artificial intelligence applications, including its majority interest in Pulse Evolution Corporation (OTC:PLFX), a globally recognized leader in the development of hyper-realistic digital humans for entertainment.

Evolution AI Corporation’s John Textor, previously described by Forbes magazine as “Hollywood’s Virtual Reality Guru”, serves as the Company’s CEO. Together with Chairman Alexander Bafer, the Company’s management is committed to applications of Mixed Reality (VR and AR) and the important role that digital humans and artificial intelligence will play in the world of immersive entertainment. Our leadership team is currently focused on applications of digital humans in entertainment. We believe the entertainment industry provides us with attractive near-term opportunities to put digital humans to work in proven performance-oriented business models, while also allowing us to use the visibility of our globally recognized celebrities to showcase our digital human technologies and their applications across other industries. Accordingly, our current business plan is to generate revenues from our digital human representations of some of the world’s best-known living and late celebrities.

Beyond entertainment, we believe our specific business opportunity will be driven by the rapid evolution of the methods by which people access information and content through various forms of interactive electronic media. We believe that we are moving toward a world in which we will simply ask a computer a question and we will be given an answer, by a hyper-realistic digital human who possesses a universe of accurate and relevant information. Through our continued development of the world’s most advanced human animation technology, and our collaboration with the larger community of artificial intelligence pioneers, we expect that we will do more than just put a face on ‘AI.’ We intend to build your most knowledgeable teacher, your most trusted advisor, and in a digital world that reveals more possibilities each day, maybe even your best friend.

Now, with a complete understanding of creative and technical content creation, a global reputation for delivering some of the world’s most visually stunning imagery, including our unprecedented hyper-realistic digital humans, and with proprietary technology that is as attractive to strategic partners as it is to consumers, we believe the Company has a profound and global opportunity to capitalize on the most lucrative business opportunities across the industries of entertainment, education, communications and artificial intelligence.

Our most recent SEC filings and financial information can be found on the Securities and Exchange Commission’s website at www.SEC.gov

FORWARD-LOOKING STATEMENTS; ADDITIONAL INFORMATION

Certain statements in this communication may be “forward-looking statements” that are subject to risks and uncertainties, are based on management’s current expectations, and as a result of the following risks and uncertainties, among others, actual results and events may differ materially; the successful integration of Pulse Evolution Group (formerly Recall Studios), Evolution AI, and Pulse Evolution Corporation, and the ability to realize synergies and other benefits; the availability of funds to meet debt obligations and to fund operations and necessary capital expenditures; and other risks and uncertainties detailed our filings with the Securities and Exchange Commission. More information on potential factors that could affect our financial results is included from time to time in our SEC filings and reports. Pulse Evolution Group disclaims any obligation to update information contained in these forward-looking statements.

The Tender Offer to acquire additional interests in Pulse Evolution, referenced in previous press releases, has not yet commenced. Such communications are for information purposes only and should not be considered an offer nor a solicitation of an offer to purchase, sell or exchange securities or a solicitation of a proxy from any stockholder. Subject to future developments, additional documents regarding the proposed transaction, such as a Schedule TO and a registration statement on Form S-4, may be filed with the SEC, which investors should read carefully if and when they become available because they contain important information. Investors may obtain a free copy of the documents filed by Pulse Evolution Group, when they are available, from the SEC’s website at www.sec.gov. Pulse Evolution Group, its directors and certain of its executive officers may be deemed to be participants in a solicitation of proxies for the proposed transaction.

Contact:

Pulse Evolution Group, Inc.

info@PulseEvolution.com

212-537-5775